EXHIBIT 23

                                BERNARD J. DONTH
                          Certified Public Accountants
                               2560 RCA Boulevard
                                   Suite 108
                       Palm Beach Gardens, Florida 33410

Amazon Herb Company
725 North A1A, Suite C-115
Jupiter, Florida 33447

RE: AMAZON HERB COMPANY

Dear Sir or Madam:

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our Reports dated August 21, 1998 and November 13, 1998, relating to the financial statements of Amazon Herb Company which are contained in this Prospectus.

We also consent to the reference to us under the captions "Selected Financial Data" and "Experts" in the Prospectus.

/s/ BERNARD J. DONTH, C.P.A.

    Bernard J. Donth, C.P.A.
-----------------------------------------

Jupiter, Florida
November 23, 1998